News Announcement

DIGIPLEX FORGES AGREEMENT TO ACQUIRE 10-SCREEN ENTERTAINMENT COMPLEX IN LONDONDERRY, NH, FURTHER EXPANDING ITS FOOTPRINT TO 23 LOCATIONS, UPON CLOSING

- Company Plans Two Additional Screens at Williamsport, PA Location to
Create 11-Plex Digital Theater in Early 2014, Growing Circuit to 223 Screens -

WESTFIELD, New Jersey (November 7, 2013) - Digital Cinema Destinations Corp. (NasdaqCM: DCIN), a fast-growing motion picture exhibitor dedicated to transforming movie theaters into digital entertainment centers, today announced the signing of an asset purchase agreement to acquire a 10-plex in Londonderry, NH (Boston DMA 7) from Eastern Shores, Inc. (dba O’Neil Cinemas). Digiplex previously acquired its Lisbon, CT theater from O’Neil in fall 2012.

Pursuant to the Londonderry agreement, Digiplex will be negotiating a new 10-year lease at this property, with options to extend. Additional financial terms of this agreement were not disclosed, and the transaction is anticipated to close in early 2014. Separately, Digiplex also announced that its Williamsport, PA theater landlord has agreed to subdivide two of the nine auditoriums at this location, expanding it to an 11-plex. Work is expected to be completed by early 2014 and is being funded by the property landlord.

Digiplex Chairman and CEO Bud Mayo stated, “We are very excited to enter the Boston DMA, the nation’s seventh largest, with our pending acquisition of the all-digital Londonderry 10-plex. Similar to our Lisbon location, which we also acquired from O’Neil Cinemas, this all-digital, state-of-the-art theater has premium 3D-compatible screens and D-BOX 4D seating, as well as other amenities that our guests truly enjoy at other Digiplex entertainment complexes around the US. The Lisbon theater continues to perform very well and we expect Londonderry to also be an excellent addition to our circuit.

“Inclusive of our recently announced entrees into the Baltimore, MD and Daytona, FL markets, New Hampshire will mark our ninth state with a Digiplex entertainment complex. The Company’s ultimate target national footprint remains 100 locations and 1000 screens, as we continue to successfully execute upon our active growth strategy. Since our IPO in April 2012, we have added more than 200 screens to our circuit, including pending additions, resulting in almost 1100% screen growth from our initial small footprint,” added Mr. Mayo.

About Digital Cinema Destinations Corp. (www.digiplexdest.com)
Digital Cinema Destinations Corp. (NasdaqCM: DCIN) is Digiplex Destinations, dedicated to transforming its movie theaters into interactive entertainment centers. The Company provides consumers with uniquely satisfying experiences, combining state-of-the-art digital technology with engaging, dynamic content that far transcends traditional cinematic fare. The Company's customers enjoy live opera, ballet, Broadway shows, sports events, concerts and, on an ongoing basis, the very best major motion pictures. Digiplex operates 19 cinemas and 184 screens in AZ, CA, CT, OH, PA, and NJ. You can connect with Digiplex via Facebook, Twitter, YouTube and Blogger.

Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. A number of factors, including those described in the Company's Annual Report on Form 10-K for the fiscal year 2013 and other filings with the U.S. Securities and Exchange Commission (SEC), could adversely affect the Company. Copies of the Company's filings with the SEC are available from the SEC, may be found on the Company's website or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Contacts:
Bud Mayo, Chairman/CEO	Robert Rinderman or Jennifer Neuman
Digital Cinema Destinations Corp.	JCIR – Investor Relations/Corporate Communications
908/396-1362 or bmayo@digiplexdest.com	212/835-8500 or DCIN@jcir.com

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